Exhibit 10.15
Non-Qualified
[GRANT DATE]

CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN
STOCK OPTION GRANT AGREEMENT
CDK GLOBAL, INC. (the “Company”), pursuant to the 2014 Omnibus Award Plan (the “Plan”), hereby irrevocably grants [NAME] (the “Participant”), on [GRANT DATE] the right and option to purchase [NUMBER OF AWARDS GRANTED] shares of the Common Stock, par value $0.01 per share, of the Company subject to the restrictions, terms and conditions herein.
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award of options provided for herein to the Participant, on the terms and conditions described in this Stock Option Grant Agreement (this “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:
1.The option herein granted shall become exercisable in whole or in part as follows:
(a)Exercisable as to one-third (1/3) of the shares (rounded down to the nearest whole share) on the first anniversary of the grant date;
(b)Exercisable as to an additional one-third (1/3) of the shares (rounded down to the nearest whole share) on the second anniversary of the grant date;
(c)Exercisable as to an additional one-third (1/3) of the shares (rounded down to the nearest whole share) on the third anniversary of the grant date;
(d)Exercisable in its entirety (i) upon the death of the Participant or (ii) in the event of Disability of the Participant; and
(e)Exercisable in its entirety immediately prior to the consummation of the Change in Control, unless upon the Change in Control the option granted hereunder is continued, substituted or assumed (in accordance with Section 12 of the Plan) in a manner such that the securities underlying the option following the Change in Control are traded on a “liquid market” (i.e., the Nasdaq Global Market, the New York Stock Exchange or a comparable international market in which the Participant is able to readily and without administrative complexity sell shares underlying the option, as reasonably determined by the Board).
(f)If, after the first anniversary of this Agreement, the Participant’s employment with the Company and its Affiliates (as defined in the Plan) is terminated, and at such time the Participant satisfies the Normal Retirement Criteria, the option herein granted shall continue to become exercisable as set forth in clauses (b) through (c) of this Section 1. The Normal Retirement Criteria will be satisfied if the Participant shall (i) retire (and satisfy the Company’s criteria for retirement at such time) from the Company and its Affiliates (ii) be at least 55 years of age at the time of such retirement, and (iii) have at least ten credited years of service with the Company and its Affiliates at the time of such retirement.
(g)If a Participant who at the time of retirement satisfies the Normal Retirement Criteria subsequently dies or becomes Disabled before such Participant’s option herein granted becomes exercisable in its entirety as set forth in clauses (b) through (c) of this Section 1, the option herein granted shall become exercisable as set forth in clause (d) of this Section 1.
(h)If a Participant who at the time of retirement satisfies the criteria set forth in Section 2(b)(iv) subsequently dies or becomes Disabled before the expiration of 12 months after the retirement of the Participant, such Participant’s option herein granted shall become exercisable as set forth in clause (d) of this Section 1.
(i)Except as provided in clauses (f) through (h) of this Section 1 or as the Committee may otherwise determine in its sole discretion, no option herein granted shall become exercisable following termination of the Participant’s employment from the Company and its Affiliates (and no option herein granted shall become exercisable following the Company’s sale of an Affiliate, or the Company’s or an Affiliate’s sale of the division or business unit, that employs such Participant).
2.The unexercised portion of the option herein granted shall automatically and without notice terminate and become null and void at the time of the earliest of the following to occur:
(a)the expiration of ten years from the date on which the option was granted;
(b)the expiration of 60 days from the date of termination of the Participant’s employment from the Company (including in connection with the sale of an Affiliate, or the Company’s or an Affiliate’s sale of the division or business unit that employs such Participant) and its Affiliates; provided, however, that
(i)if the Participant’s employment from the Company and its Affiliates terminates because of Disability, the provisions of clause (c) below shall apply,
(ii)if the Participant shall die during employment by the Company and its Affiliates or during the 60-day period following the date of termination of such employment, the provisions of clause (d) below shall apply,
(iii)if the Participant shall retire and satisfy the Normal Retirement Criteria, the provisions of clause (e) below shall apply, and
(iv)if the Participant shall (I) retire (and satisfy the Company’s criteria for retirement at such time) from the Company and its Affiliates, (II) be at least 55 years of age at the time of such retirement, and (III) have at least five (but less than ten) credited years of service with the Company and its Affiliates at the time of such retirement, the provisions of clause (f) below shall apply;
(c)if Section 2(b)(i) applies, (i) if the Participant satisfied the Normal Retirement Criteria at the time of Participant’s Disability, the expiration of 36 months after termination of Participant’s employment from the Company and its Affiliates because of Disability, or (ii) if the Participant did not satisfy the Normal Retirement Criteria at the time of Participant’s Disability, the expiration of 12 months after termination of Participant’s employment from the Company and its Affiliates because of Disability; provided, however, that if the Participant shall die during the 36-month period specified in clause (i) of this Section 2(c) or the 12-month period specified in clause (ii) of this Section 2(c), as applicable, then the unexercised portion shall become null and void upon the expiration of 12 months after the death of the Participant;
(d)if Section 2(b)(ii) applies, (i) if the Participant satisfied the Normal Retirement Criteria at the time of death, the expiration of 36 months after the death of the Participant, or (ii) if the Participant did not satisfy the Normal Retirement Criteria at the time of death, 12 months after the death of the Participant;
(e)if Section 2(b)(iii) applies, the expiration of 37 months after the retirement of the Participant; provided, however, that if such Participant shall die during the 37-month period following the date of such Participant’s retirement, then the unexercised portion shall become null and void on the later of (i) the expiration of 37 months after the retirement of the Participant and (ii) 12 months after the death of the Participant; and
(f)if Section 2(b)(iv) applies, the expiration of 12 months after the retirement of the Participant; provided, however, that if such Participant shall die during the 12 month period following the date of such Participant’s retirement, then the unexercised portion shall become null and void on the expiration of 12 months after the death of the Participant.
3.Notwithstanding the foregoing, in the event that any unexercised portion of the option herein granted would terminate and become null and void in accordance with Section 2 and the Fair Market Value of the unexercised portion of the option herein granted exceeds the full price for each of the shares purchased pursuant to such option, the then-vested portion of the option herein granted shall be deemed to be automatically exercised by the Participant on such last trading day by means of a net exercise without any action by the Participant. Upon such automatic exercise, the Company shall deliver to the Participant the number of shares of Common Stock for which the option was deemed exercised less the number of shares of Common Stock having a Fair Market Value, as of such date, sufficient to (1) pay the full price for each of the shares of Common Stock purchased pursuant to the option herein granted and (2) satisfy all applicable required tax withholding obligations. Any fractional share shall be settled in cash. For the avoidance of doubt, and notwithstanding any provision (or interpretation) of Section 2 to the contrary, the unexercised portion of the option herein granted shall automatically and without notice terminate and become null and void upon the expiration of ten years from the date of this Agreement.
4.The full price for each of the shares purchased pursuant to the option herein granted shall be [GRANT PRICE].
5.Full payment for shares purchased by the Participant shall be made at the time of the exercise (or deemed exercise) of the option in whole or in part. No shares shall be issued until full payment therefore has been made, and the Participant shall have none of the rights of a shareholder with respect to any shares subject to this option until such shares shall have been issued.
6.No option granted hereunder may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
7.In the event of one or more stock splits, stock dividends, stock changes, reclassifications, recapitalizations or combinations of shares prior to complete exercise of the option herein granted that change the character or number of the shares subject to the option, this option to the extent that it shall not have been exercised, shall entitle the Participant or the Participant’s executors or administrators to receive in substitution such number and kind of shares as he, she or they would have been entitled to receive if the Participant or the Participant’s executors or administrators had actually owned the shares subject to this option at the time of the occurrence of such change; provided, however that if the change is of such nature that the Participant or the Participant’s executors or administrators, upon exercise of the option, would receive property other than shares of stock, then the Board shall adjust the option so that he, she or they shall acquire only shares of stock upon exercise, making such adjustment in the number and kind of shares to be received as the Board shall, in its sole judgement, deem equitable; provided, further, that the foregoing shall not limit the Company’s ability to otherwise adjust the option in a manner consistent with Section 12 of the Plan.
8.For Participants whose home country is the United States, the Participant’s acceptance of the option granted hereunder is conditioned upon the Participant’s agreement to the Restrictive Covenant Agreement furnished herewith and which includes, among other provisions, certain non-competition, non-solicitation and non-disclosure covenants. If such Participant does not agree (whether electronically or otherwise) to the Restrictive Covenant Agreement within ninety (90) days from the date of this Agreement granted, this Agreement shall be terminable by the Company and the option granted hereunder shall be terminated and become null and void without consideration.
9.Notwithstanding anything to the contrary contained herein, the option granted hereunder may be terminated and become null and void without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, forfeit any gain realized in respect of the option granted hereunder (which gain shall be deemed to be an amount equal to the difference between the price for shares set forth in Section 4 above and the Fair Market Value (as defined in the Plan), on the applicable exercise date, of the shares of Common Stock of the Company delivered to the Participant), and repay such gain to the Company. The option granted hereunder, and all incentive based compensation payable pursuant to the option granted hereunder, shall be subject to (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.
10.The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan, and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
11.Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
12.The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
13.Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.

14.The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
15.This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto; provided, that neither this Agreement nor the Plan shall supersede any portion of any severance plan maintained by the Company from time to time in which the Participant is eligible for severance benefits that provides for vesting or continued survival of equity awards upon a severance-eligible termination of employment that is more favorable than as set forth herein or in the Plan. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.
16.This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
By accepting this Agreement through the online acceptance tool on Fidelity Stock Plan Services’ website, the Participant agrees to all of the terms and conditions in this Agreement and the Plan
[ACCEPTANCE DATE]